EXHIBIT 5.1
[Fenwick & West LLP Letterhead]
November 9, 2007
SuccessFactors, Inc.
1500 Fashion Island Blvd., Suite 300
San Mateo, California 94404
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-1 (File Number 333-144758) (the “Registration Statement”) filed by SuccessFactors, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on July 20, 2007, as amended through the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 12,408,500 shares of the Company’s Common Stock (the “Stock”) (which number of shares includes 10,000,000 shares initially to be sold by the Company, 1,618,500 shares subject to the underwriters’ over-allotment option and 790,000 shares to be sold to the underwriters by certain stockholders of the Company (the “Selling Stockholders”) in the form of shares that are presently issued and outstanding (the “Issued Stock”)).
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:
(1)	the Company’s Sixth Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on May 18, 2006, as amended on August 2, 2007 and April 24, 2007 by the filing of Certificates of Amendment of Certificate of Incorporation, and the Restated Certificate of Incorporation that the Company intends to file in connection with the consummation of the sale of the Stock;

(2)	the Company’s Bylaws, certified by the Company’s Secretary on May 29, 2001 and the Amended and Restated Bylaws that the Company has adopted in connection with, and that will be effective upon, the consummation of the sale of the Stock;

(3)	the Registration Statement, together with the Exhibits filed as a part thereof;

(4)	the preliminary prospectus, dated November 5, 2007, prepared in connection with the Registration Statement (the “Prospectus”);

(5)	the underwriting agreement to be entered into by and among the Company, Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., as representatives of several underwriters, and the Selling Stockholders (the “Underwriting Agreement”);

SuccessFactors, Inc.
November 9, 2007

(6)	the minutes of meetings and actions by written consent of the incorporator, the stockholders and the Board of Directors that are contained in the Company’s minute books that are in our possession, together with resolutions to be adopted by the Pricing Committee of the Company’s Board of Directors in connection with the sale of the stock;

(7)	the stock records for the Company that the Company has provided to us (consisting of a certificate from the Company of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof and a list of option and warrant holders respecting the Company’s capital stock and of any rights to purchase capital stock that was prepared by the Company and dated November 8, 2007 verifying the number of such issued and outstanding securities);

(8)	an opinion certificate addressed to us and dated of even date herewith signed by the Company containing certain factual representations; and

(9)	the Selling Stockholder Irrevocable Power of Attorney and the Custody Agreement entered into by each of the Selling Stockholders in connection with the sale of the Issued Stock.
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.
     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.
     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.
     Based upon the foregoing, it is our opinion that (1) up to 11,616,500 shares of the Company’s Common Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the Underwriting

SuccessFactors, Inc.
November 9, 2007

Agreement, and in accordance with the resolutions adopted by the Company’s Board of Directors and to be adopted by the Pricing Committee of the Company’s Board of Directors, will be validly issued, fully paid and nonassessable and (2) up to 790,000 shares of the Company’s Common Stock to be sold by certain Selling Stockholders are validly issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
Very truly yours,
FENWICK & WEST LLP
/s/ Fenwick & West LLP